Exhibit (d)(1)(ii)



                          NEUBERGER BERMAN INCOME FUNDS
                              MANAGEMENT AGREEMENT
                                   SCHEDULE A


         The Series of Neuberger Berman Income Funds currently subject to this Agreement are as follows:


         Neuberger Berman Cash Reserves
         Neuberger Berman Government Money Fund
         Neuberger Berman High Income Bond Fund
         Neuberger Berman Limited Maturity Bond Fund
         Neuberger Berman Municipal Money Fund
         Neuberger Berman Municipal Securities Trust
         Neuberger Berman Institutional Cash Fund




DATED: August 9, 2002